Exhibit 5.18

CONSENT OF METAGO ENVIRONMENTAL ENGINEERS (PTY) LTD

In connection with the registration statement on Form F-10 of Banro Corporation (the “Company”) being filed with the United States Securities and Exchange Commission (the “Registration Statement”), the undersigned hereby consents to the use of its name and references to the following documents in the Registration Statement, and to the incorporation by reference of such documents and information derived from such documents in the Registration Statement:

1.
The management’s discussion and analysis of the Company for the year ended December 31, 2010, which included reference to my name in connection with the tailings management facility for the Twangiza Phase 1 Gold Project;

2.	The annual information form of the Company dated March 29, 2011, which includes reference to my name in connection with information relating to the Twangiza Phase 1 Gold Project; and

3.	The material change report of the Company dated March 10, 2011, which includes reference to the undersigned in connection with the technical information therein;

Date: September 13, 2011

METAGO ENVIRONMENTAL ENGINEERS (PTY) LTD

/s/ S.A. Dorman
By: S.A. Dorman
Title: Director